EXHIBIT 99.1

EXHIBIT 99.1
JOINT FILING AGREEMENT
PURSUANT TO RULE 13D-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

July 26, 2011	/s/ David E. Smith
(Signature)

July 26, 2011	Mojobear Capital LLC
By: /s/ David E. Smith
Name: David E. Smith, Managing Member

Coast Investment Management LLC
July 26, 2011	By: /s/ David E. Smith
Name: David E. Smith, Managing Member

July 26, 2011	The Coast Fund, LP
By: /s/ David E. Smith
Name: David E. Smith, Managing Member of Coast Investment Management, LLC, the General Partner of The Coast Fund, LP

July 26, 2011	Coast Medina, LLC
By: /s/ David E. Smith
Name: David E. Smith, Managing Member of the Coast Investment Management, LLC, the managing General Partner of The Coast Fund, LP, the Sole Member of Coast Medina, LLC

July 26, 2011	Coast Sigma Fund, LLC
By: /s/ David E. Smith
Name: David E. Smith, President of Coast Asset Management, LLC, the Managing Member of Coast Sigma Fund, LLC